UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016 (November 22, 2016)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2016, HedgePath Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 1 to Second Amended and Restated Supply and License Agreement (the “Amendment”) with Mayne Pharma Ventures Pty Ltd., the current majority stockholder of the Company (“Mayne Pharma”). The Amendment, which amends that certain Second Amended and Restated Supply and License Agreement, dated May 15, 2015 (the “Supply and License Agreement”), extends the date on which the Company must achieve regulatory approval in the U.S. to commercialize SUBATM-Itraconazole, a patented, oral formulation of the currently marketed anti-fungal drug itraconazole to which the Company holds an exclusive U.S. license under the Supply and License Agreement, to December 31, 2018 from June 30, 2017. There were no further changes to the Supply and License Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, pursuant to that certain Amended and Restated Equity Holders Agreement, dated May 15, 2015 (the “EHA”), between, Mayne Pharma, the Company and the other parties thereto, and further pursuant to Section 228 of the Delaware General Corporation Law, Mayne Pharma executed and delivered to the Company a written consent in lieu of a meeting of stockholders (i) removing Frank E. O’Donnell, Jr, M.D. as Executive Chairman of the Board of Directors and as a director of the Company and (ii) electing E. Brendan Magrab, a consultant to Mayne Pharma, as Chairman of the Board of Directors and as a director of the Company. As previously reported, Mayne Pharma became the majority stockholder of the Company in early November 2016 upon the exercise of certain common stock warrants. Mayne Pharma’s action was undertaken unilaterally through the exercise of its rights under the EHA and Delaware law and without the prior knowledge or agreement of the independent members of the Company’s Board of Directors (the “Board”). Mayne Pharma did not provide the Board with any reasons for its actions.

The Company is presently in discussions regarding the possibility of retaining Dr. O’Donnell’s services on a consulting basis. Under such contemplated arrangement, Dr. O’Donnell would continue to work in conjunction with Company management to further the progress of the Company’s clinical development and intellectual property programs. As of the date of this Report, no consulting or similar agreement has been entered into, and no assurances can be given that the Company will retain Dr. O’Donnell’s services on a going forward basis.

In connection with Mr. Magrab’s election, an affiliate of Mayne Pharma has agreed to issue a certain number of ordinary shares of such affiliate to Mr. Magrab at future dates and to provide him with certain indemnification and related rights for any liability incurred by him in connection with his service with the Company. The Company does not believe that Mr. Magrab qualifies as an “independent director” as defined in the EHA.

The following is certain biographical information relating to Mr. Magrab as provided to the Company by Mr. Magrab:

Since March 2013, Mr. Magrab has served as the President and CEO of Transpharmative Advisors, LLC. Mr. Magrab has more than 20 years of experience in pharmaceutical development and marketing, including formulation development, clinical development, regulatory affairs, government affairs, marketing, managed care, legal and patents. Previously, from June 2012 to February 2013, he served as the President and CEO of URL Pharma, which was sold to Sun Pharmaceuticals in 2013. From October 2004 to June 2012, he held various positions of increasing responsibility at URL Pharma, including General Counsel and Executive Vice President of Commercial Operations. Prior to joining URL Pharma, from August 2000 to September 2004, Mr. Magrab served as Vice President of Intellectual Property at Alpharma, Inc. Prior to joining Alpharma, Inc., he served as an associate at a Washington D.C law firm, as a law clerk for the U.S. Court of Appeals for the Federal Circuit, and as a Patent Examiner at the U.S. Patent and Trademark Office. Mr. Magrab received his Bachelors Degree in Biochemistry and Art History from the University of Virginia and his Juris Doctor from Georgetown University Law Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2016	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO

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